UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 3, 2007

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On September 28, 2007, Becton, Dickinson and Company (“BD”) and Daniels Sharpsmart, Inc. entered into an agreement to settle the matter of Daniels Sharpsmart, Inc. v. Tyco International, (US) Inc., et. al. (Civil Action No. 505CV169, United States District Court, Eastern District of Texas). The terms of the settlement are not material to BD.

In a separate matter, BD has been served with a qui tam complaint filed by a private party against BD in the United States District Court, Northern District of Texas, alleging violations of the Federal False Claims Act (“FCA”) and similar Texas laws. Under the FCA, the United States Department of Justice, Civil Division has a certain period of time in which to decide whether to join the claim against BD as an additional plaintiff; if not, the private plaintiff is free to pursue the claim on its own. To BD's knowledge, no decision has yet been made by the Civil Division whether to join this claim. We believe that our business practices have complied with applicable laws and intend to vigorously defend this lawsuit.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By: /s/ Jeffrey S. Sherman
Jeffrey S. Sherman Senior Vice President and General Counsel

Date: October 3, 2007